SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          September 22, 2015
                           Date of Report
                  (Date of Earliest Event Reported)

                           GREYS CORPORATION
       (Exact Name of Registrant as Specified in its Charter)

Delaware                     000- 55228                  47-1376029
(State or other       (Commission File Number)        (IRS Employer
jurisdiction                                       Identification No.)
of incorporation)
                      #440 1311 Meridian Street
                 Edmonton, Alberta T6S 1G9, Canada
              (Address of Principal Executive Offices)

                            780-442-0450
                   (Registrant's Telephone Number)

ITEM 4.01 Changes in Registrant's Certifying Accountant

     On August 19, 2015, Greys Corporation (the "Company') filed a Form 8-K noticing the resignation of the accounting firm of Anton & Chia, LLP, Newport Beach, California, as the Company's accountant. At the time of that filing, the Company had not engaged a new accounting firm.

     On September 22, 2015, the Company engaged the PCAOB registered accounting firm of KCCW Accountancy Corp., 22632 Golden Springs Drive, Suite 230, Diamond Bar, California 91765, 909-979-9001.

     In connection with the audits of the Company's financial statements for the period from May 20, 2014 (inception) to December 31, 2014 through the date of its resignation there were no disagreements with the former accountants, Anton & Chia, LLP, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

     During its two most recent fiscal years, and subsequent interim period prior to engaging its new accountant, the Company (nor anybody on its behalf) consulted with the newly engaged accountant on any matters required to be disclosed pursuant to Regulation S-K 304(a)(2).

                               SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.




Date: October 19, 2015             /s/ Rajan Ahlusalia
                                       Chief Executive Officer